Exhibit 4.7

EXECUTION COPY

THIS WARRANT AND THE CAPITAL STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, DISTRIBUTED, TRANSFERRED OR OTHERWISE DISPOSED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION AND VOTING OF ANY OF THE SHARES OF SERIES C PREFERRED STOCK OF THE COMPANY ACQUIRED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE RESTRICTED BY THE TERMS OF THE SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (THE “STOCKHOLDERS’ AGREEMENT”), DATED AS OF MARCH 28, 2013, AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SHARES OF SERIES C PREFERRED STOCK ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS’ AGREEMENT, A COPY OF WHICH WILL BE PROVIDED AT NO COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.

Warrant No. __ Date of Issuance: , 2013	Number of Shares: (subject to adjustment)

ASPEN AEROGELS, INC.

SERIES C PREFERRED STOCK PURCHASE WARRANT

ASPEN AEROGELS, INC. (the “Company”), for value received, hereby certifies that [REGISTERED HOLDER], or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth herein, to purchase from the Company, at any time after the date hereof and on or before March 28, 2023 (the “Expiration Date”), up to [            ] ([            ]) shares, as adjusted from time to time pursuant to the provisions of this Warrant, of Series C Preferred Stock of the Company, par value $0.00001 per share, at an exercise price of $0.00001 per share. As used herein, “Series C Preferred Stock” shall mean the shares of preferred stock designated as Series C Convertible Preferred Stock, par value $0.00001 per share, as of the Date of Issuance of this Warrant under the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”). The security and the specific shares issuable upon exercise of this Warrant and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Underlying Stock,” the “Warrant Stock” and the “Exercise Price,” respectively.

This Warrant is one of several warrants issued pursuant to that certain Note and Warrant Purchase Agreement, dated March 28, 2013 between the Company and the purchasers signature thereto (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1. EXERCISE OF WARRANT

Section 1.1. Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised by the Registered Holder, in whole or in one or more parts, at any time or from time to time, on or before the Expiration Date by the delivery of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Registered Holder or by such Registered Holder’s duly authorized attorney, to the principal office of the Company, or such other office or agency as the Company may designate, accompanied by this Warrant and payment in full of the aggregate Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise (the “Purchase Price”); provided, however, that if the Registered Holder is subject to HSR Act Restrictions (as defined in Section 1.4 below), the Purchase Price shall be paid to the Company within five business days of the termination of all HSR Act Restrictions. The Purchase Price may be paid by cash, check or wire transfer of immediately available funds to the Company. Notwithstanding any provision of this Warrant to the contrary, however, this Warrant may not be exercised if such exercise, either alone or together with the exercise of other Warrants or acquisitions of stock of the Company would (i) if the Registered Holder (other than GKFF Ventures I, LLC and their affiliates, successors and assigns (“GKFF Ventures”) and Reservoir Capital Group, L.L.C. and their affiliates, successors and assigns (“Reservoir”)) is not a “5-percent shareholder” (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), cause the Registered Holder to become a 5-percent shareholder, (ii) if the Registered Holder (other than GKFF Ventures and Reservoir) is a 5-percent shareholder, cause the percentage of stock of the Company treated as owned by the Registered Holder under Section 382 of the Code to increase, or (iii) cause the Registered Holder to own more than 50% of the stock of the Company for purposes of Section 382 of the Code; provided, however, that the limitations described above shall not apply to any exercise in connection with an IPO, a Sale of the Corporation (as defined in the Certificate of Incorporation) or Liquidation (as defined in the Certificate of Incorporation) of the Company and, provided further, that the limitations described in clauses (i) and (ii) above may be waived by the Company’s Board of Directors with respect to a Registered Holder. Each Registered Holder hereby agrees that, prior to exercising its Warrant(s) or a portion thereof, it shall first provide written notice to GKFF Ventures and Reservoir at least three business days prior to such exercise, which notice shall specify the number of shares of Warrant Stock intended to be exercised. Any exercise of this Warrant other than in accordance with the foregoing limitation shall be void ab initio.

Section 1.2. Net Issue Exercise.

(a) In lieu of exercising this Warrant in the manner provided in Section 1.1, the Registered Holder may elect to receive shares of Warrant Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise duly executed by the Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to the Registered Holder a number of shares of Warrant Stock computed using the following formula:

X =       Y (A - B)

                    A

Where	X =	The number of shares of Warrant Stock to be issued to the Registered Holder.
	Y =	The number of shares of Warrant Stock exercised under this Warrant (as adjusted to the date of such calculation).
	A =	The Fair Market Value of one share of Warrant Stock (as adjusted to the date of such calculation).
	B =	The Exercise Price (as adjusted to the date of such calculation).

All references herein to an “exercise” of the Warrant in this Warrant shall include an exchange pursuant to this Section 1.2.

(b) Subject to Section 1.3(b), for purposes of this Warrant, the term “Fair Market Value” of a share of Warrant Stock as of a particular date shall mean:

(i) If the Underlying Stock is traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices thereof on such exchange over the 10 trading days ending immediately prior to (but not including) the applicable date of valuation;

(ii) If the Underlying Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 10-day period ending immediately prior to (but not including) the applicable date of valuation;

(iii) If there is no active public market for the Underlying Stock but there is an active public market for a class or series of capital stock of the Company into which the Underlying Stock is convertible, then if such class or series of capital stock is:

(A) traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of a share of such class or series of capital stock of the Company on such exchange over the 10 trading days ending immediately prior to (but not including) the applicable date of valuation multiplied by the number of shares of such class or series of capital stock into which one share of the Underlying Stock is convertible, or

(B) actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices for a share of such class or series of capital stock of the Company over the 10-day period ending immediately prior to (but not including) the applicable date of valuation multiplied by the number of shares of such class or series of capital stock into which one share of the Underlying Stock is convertible; or

(iv) If there is no active public market for the Underlying Stock or any other class or series of capital stock of the Company into which the Underlying Stock is convertible, the Fair Market Value shall be the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Underlying Stock sold by the Company, from authorized but unissued shares, as reasonably determined in good faith by the Board of Directors.

If the Registered Holder hereof does not agree with the determination of Fair Market Value as determined by the Board of Directors, the Company and the Registered Holder hereof shall negotiate an appropriate Fair Market Value. If after ten (10) days, the Company and the Registered Holder cannot agree, then the Registered Holder may request that the Fair Market Value be determined by a valuation firm of national reputation selected by the Company and reasonably acceptable to the Registered Holder. The fees and expenses of such valuation firm shall be borne by the Company unless the Fair Market Value determined by such valuation firm is equal to or less than the Fair Market Value as determined by the Company, in which event the fees and expenses of such valuation firm shall be borne by the Registered Holder hereof. Notwithstanding the foregoing, if a two-thirds majority of the holders of Warrants issued pursuant to the Agreement outstanding at such date agree with the determination of Fair Market Value as determined by the Board of Directors, then such determination of Fair Market Value shall be final and binding upon such Registered Holder.

Section 1.3 Significant Transactions.

(a) The Company shall provide the Registered Holder with written notice of the Company’s intention to:

(i) raise capital by selling shares of the Underlying Stock (or shares of capital stock into which Underlying Stock is convertible) in a firm commitment underwritten initial public offering (an “IPO” and, such notice of an IPO, an “IPO Notice”), or

(ii) enter into a definitive agreement providing for (A) a merger or consolidation of the Company or any of its subsidiaries with or into another corporation (with respect to which less than a majority of the outstanding voting power or equity securities of the surviving or consolidated corporation immediately following such event is held by persons or entities who were stockholders of the Company immediately prior to such event); (B) the sale, license, disposition or other transfer of all or substantially all of the properties and assets of the Company or any of its subsidiaries; (C) except as a result of the exercise of the Warrants by the Warrant holders or the conversion of either the Notes or the Prior Notes by the holders of such notes, (x) any acquisition by any person (or group of affiliated or associated persons) of beneficial ownership of a majority of the equity of the Company or of any subsidiary (whether or not newly-issued shares) in a single transaction or a series of related transactions; or (y) any other similar change of control of fifty percent (50%) or more of the outstanding voting power of the Company or any subsidiary (each, an “Acquisition” and, such notice of an Acquisition, an “Acquisition Notice”), with such notice delivered to the Registered Holder at least five but not more than 90 days before the anticipated date of the filing with the Securities and Exchange Commission (the “SEC”) of the registration statement associated with an IPO or the anticipated date of execution of the definitive agreement providing for an Acquisition, as applicable. An IPO Notice or Acquisition Notice, as applicable, shall include a brief summary of the transaction, the contemplated timeframe for completion, the material terms thereof and the consideration payable in respect of one share of Underlying Stock (or shares of capital stock into which Underlying Stock is convertible), in each case to the extent known by the Company at such time. To the extent information with respect to the consideration payable in respect of one share of Underlying Stock (or shares of capital stock into which Underlying Stock is convertible) in such transaction is not definitively known at the time of delivery of such notice, the Company shall provide a reasonable estimate thereof (which may include a range), and shall promptly supplement such notice if and at such time as such estimate or any other information included in the original notice is no longer reasonable or materially changes. The Registered Holder shall provide notice to the Company within five business days of receipt of the IPO Notice or the Acquisition Notice, as applicable, if the Registered Holder will exercise this Warrant pursuant to this Section 1.3 in connection with the IPO or the Acquisition, as applicable. If the Registered Holder is electing to exercise this Warrant in part or in full, such notice shall be given pursuant to the Notice of Exercise.

(b) An exercise of the Warrant pursuant to this Section 1.3 shall be effected in accordance with Section 1.2, except as otherwise set forth in this Section 1.3. Notwithstanding whether (i) an IPO Notice has been delivered to the Registered Holder or any other provision of this Warrant to the contrary, if the Registered Holder decides to exercise this Warrant while a registration statement is on file with the SEC in connection with the IPO, or (ii) an Acquisition Notice has been delivered to the Registered Holder or any other provision of this Warrant to the contrary, if the Registered Holder decides to exercise this Warrant following the execution of a definitive agreement providing for an

Acquisition but prior to the consummation of the Acquisition, this Warrant shall automatically be deemed exercised immediately prior to the consummation of the IPO or Acquisition, as applicable, and the Fair Market Value of a share of Warrant Stock will be, (x) in the context of an IPO, the price at which one share of Underlying Stock was sold to the public in the IPO, or if the Underlying Stock is not the capital stock being offered to the public in the IPO, the price at which one share of the capital stock being offered to the public in the IPO was sold to the public in the IPO multiplied by the number of shares of such capital stock into which one share of Underlying Stock is then convertible, or (y) in the context of an Acquisition, the deemed value of the consideration payable in respect of one share of Underlying Stock to be received by the holders of such stock pursuant to the definitive agreement providing for such Acquisition.

(c) If the Registered Holder has elected to exercise this Warrant pursuant to this Section 1.3 while a registration statement is on file with the SEC in connection with an IPO or prior to the consummation of the Acquisition, as applicable, and the transaction triggering the delivery of an IPO Notice or Acquisition Notice, as applicable, is not consummated, then the exercise of this Warrant shall not be effective unless the Registered Holder confirms in writing the Registered Holder’s intention to go forward with the exercise of this Warrant.

Section 1.4 HSR Act. The Company hereby acknowledges that exercise of this Warrant by the Registered Holder may subject the Company and/or the Registered Holder to the filing requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and that the Registered Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act (“HSR Act Restrictions”). If on or before the Expiration Date the Registered Holder has delivered the Notice of Exercise to the Company and the Registered Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Registered Holder shall be entitled to complete the process of exercising this Warrant as noted in the Notice of Exercise delivered prior to the Expiration Date in accordance with the procedures set forth herein notwithstanding the fact that completion of such exercise would take place after the Expiration Date or the completion of the IPO or an Acquisition, as applicable.

Section 1.5 Effective Time of Exercise. Subject to Section 1.3, the exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 or Section 1.2 above, as applicable. However, if the Registered Holder is subject to HSR Act filing requirements (a) this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions and (b) for the purposes of the net issue provisions of Section 1.2, the Fair Market Value of one share of Warrant Stock shall be determined as of the date of the Notice of Exercise. The person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Registered Holder is deemed to have exercised this Warrant.

Section 1.6. Stock Certificates; Fractional Shares; Partial Exercise.

(a) As soon as practicable on or after the date of exercise determined in accordance with Section 1.5, the Company shall issue the shares of Warrant Stock and, unless the Registered Holder requests that such shares be uncertificated, deliver to the person or persons entitled to receive the shares of Warrant Stock issuable upon exercise hereof, a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise.

(b) No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant. In lieu of any fraction shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock on the date of exercise determined in accordance with Section 1.5.

(c) In case of any partial exercise of this Warrant, the Company shall cancel this Warrant and shall execute and deliver a new warrant or warrants (dated the date hereof) of like tenor and with the same date, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in this Section 1 (without giving effect to any adjustment thereof).

Section 1.7. Stockholders’ Agreement. If the Registered Holder is not already a party thereto, the Registered Holder shall also execute a joinder agreement to each of the Stockholders’ Agreement and the Sixth Amended and Restated Registration Rights Agreement, dated as of June 11, 2012, as may be amended and modified from time to time.

Section 1.8. Payment of Taxes. The Company shall pay all expenses, taxes and other governmental charges with respect to the issue or delivery of the shares of Warrant Stock, unless such tax or charge is imposed by law upon the Registered Holder.

2. ADJUSTMENT OF NUMBER OF SHARES AND EXERCISE PRICE

The number of shares of Warrant Stock issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as follows:

Section 2.1. Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. If all or any portion of the outstanding shares of the Underlying Stock shall be subdivided into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall simultaneously with the effectiveness of such subdivision be proportionately reduced. If all or any portion of the outstanding shares of the Underlying Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (a) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (b) the Exercise Price in effect immediately after such adjustment.

Section 2.2. Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to all or any portion of the outstanding shares of the Underlying Stock payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Warrant Stock issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which the Registered Holder would have been entitled upon such date if the Registered Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 2.

Section 2.3. Reclassification. If the Company, by reclassification of securities or otherwise, shall change the Underlying Stock into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Underlying Stock immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

Section 2.4. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), any Acquisition or any other merger or consolidation of the Company with or into another organization, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such transaction, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the applicable Purchase Price, the number of shares of stock or other securities or property of the successor organization resulting from such transaction that a holder of the securities deliverable upon exercise of this Warrant would have been entitled to receive in such transaction if this Warrant had been exercised immediately before such transaction, all subject to further adjustment as provided in this Section 2. The foregoing provisions of this Section 2.4 shall similarly apply to successive acquisitions, reorganizations, consolidations, mergers, sales, transfers and similar transactions and to the stock or securities of any other organizations that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Registered Holder for shares in connection with any such transaction is in a form other than cash, then the provisions of Section 1.2(b) shall be applied except that each reference to Warrant Stock shall be replaced by the consideration payable in connection with such transaction. If the provisions of Section 1.2(b) cannot be applied to value such consideration, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment, as determined in good faith by the Company’s Board of Directors, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. Notwithstanding the foregoing, if the Company’s Board of Directors and a two-thirds majority of the holders of Warrants issued pursuant to the Agreement then outstanding agree, in any such Acquisition or any other acquisition, reorganization, merger, consolidation, sale or transfer described above, the Warrants issued pursuant to the Agreement will be converted into the right to receive the consideration that the Warrant Stock would receive in such transaction and upon the consummation of such transaction the Warrants will cease to be outstanding.

Section 2.5 Certificate as to Adjustments. When any adjustment in the Exercise Price or the number or type of shares issuable upon exercise of this Warrant is required to be made pursuant to this Section 2, an authorized officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth (a) a brief statement of the facts upon which such adjustment is based, (b) the Exercise Price after such adjustment and (c) the kind and amount of stock into which this Warrant shall be exercisable after such adjustment. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Registered Holder.

3. TRANSFERS

Section 3.1 Unregistered Securities. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, offer for sale, pledge, hypothecate, distribute, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, or (b) an opinion of counsel (which may be counsel for the Company), satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant pursuant to Section 1.6(a), or in the case of uncertificated shares, the ledger entry reflecting the issuance of such Warrant Stock, shall bear a legend substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED,

DISTRIBUTED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION AND VOTING OF SUCH SHARES ARE RESTRICTED BY THE TERMS OF THE SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, DATED AS OF MARCH 28, 2013, AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SHARES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS’ AGREEMENT, A COPY OF WHICH WILL BE PROVIDED AT NO COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE COMPANY.”

Section 3.2 Transferability.

(a) Subject to the provisions of this Warrant, including Sections 3.1 and 6.5, and the Stockholders’ Agreement and compliance with all applicable securities laws, this Warrant and all rights and obligations hereunder may be transferred to any person, in whole or in part, on the books of the Company maintained pursuant to Section 3.3 upon surrender of the Warrant with a properly executed form of Assignment attached hereto as Exhibit B (the “Form of Assignment”) at the principal office of the Company. Upon the proper surrender by the Registered Holder of the Warrant, the Company will issue and deliver to or upon the order of the Registered Holder a new Warrant or Warrants of like tenor as such Registered Holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face of the Warrant so surrendered; provided, however, that no such transfer may be made to any direct competitor of the Company, which shall mean a Person engaged in the research, manufacture or sale of aerogels, aerogel based products or insulation products, other than in connection with a Sale of the Corporation (as defined in the Certificate of Incorporation). The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

(b) Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof and as the Registered Holder for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

Section 3.3 Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holder of this Warrant, and will promptly update such register to reflect any transfers in compliance with the terms hereof. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4. COVENANTS OF THE COMPANY

Section 4.1 Reservation of Capital Stock. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Underlying Stock as may be issuable from time to time upon exercise hereof in full and any common stock of the Company issuable from time to time upon conversion of such Underlying Stock and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Underlying Stock and common stock of the Company.

Section 4.2 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

Section 4.3 Replacement Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

5. NOTICES

Section 5.1 Record Dates. Notwithstanding the provisions of Section 1.3, in case:

(a) the Company shall set a record date for the holders of the Underlying Stock for the purpose of entitling or enabling them to receive any dividend or other distribution (excluding cash dividends paid or payable solely out of retained earnings), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another organization (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of capital stock of the Company (or such other securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined and the material terms and conditions of the impending transaction. In each such case, the notice shall be provided at least five business days prior to the record date or effective date for the event specified in such notice, in each case in accordance with the provisions of Section 5.2.

Section 5.2 Generally. Unless otherwise provided herein, any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or electronic mail, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, or as subsequently modified by written notice.

6. MISCELLANEOUS

Section 6.1 No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Registered Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder hereof, shall cause the Registered Holder to be or have any rights of a stockholder of the Company for any purpose.

Section 6.2 Survival of Representations and Warranties. Unless otherwise set forth in this Warrant, the warranties, representations and covenants of the Company and the Registered Holder contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

Section 6.3 Amendment and Modification. This Warrant is one in a series of Warrants issued pursuant to the Agreement and this Warrant may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed by the Company and a two-thirds majority of the holders of Warrants issued pursuant to the Agreement outstanding at the time of the amendment. Notwithstanding the foregoing, this Warrant may not be amended or terminated with respect to the Registered Holder without the written consent of the Registered Holder unless such amendment or termination applies to all holders of Warrants issued pursuant to the Agreement in the same fashion.

Section 6.4 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of a party hereto to waive any right or power hereunder shall be valid only if set forth in a written instrument executed and delivered by the Company and a two-thirds majority of the holders of Warrants issued pursuant to the Agreement outstanding at the time of the waiver. Notwithstanding the foregoing and except as provided otherwise herein, no provision, right or power under this Warrant may be waived with respect to the Registered Holder without the written consent of the Registered Holder unless such waiver applies to all holders of Warrants issued pursuant to the Agreement in the same fashion. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 6.5 Assignment; Successors and Assigns. This Warrant and any of the rights, interests or obligations under this Warrant may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Registered Holder in compliance with the terms of this Warrant, applicable securities laws and the Stockholders’ Agreement. Subject to the preceding sentence, this Warrant will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 6.6 Interpretation. When a reference is made in this Warrant to a Section or Exhibit such reference shall be to a Section or Exhibit of this Warrant unless otherwise indicated. The headings contained in this Warrant or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Warrant. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Warrant as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

Section 6.7 Governing Law. This Warrant and all disputes or controversies arising out of or relating to this Warrant or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 6.8 Severability. Whenever possible, each provision or portion of any provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 6.9 Counterparts. This Warrant may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

ASPEN AEROGELS, INC.

By:
Name:
Title:
Address:

Attention:
Facsimile:
E-mail:

Acknowledged and Agreed:

REGISTERED HOLDER:

Name of Registered Holder (Print or Type)

By:
Name of Entity
Its:
(Complete above if another entity signs for Registered Holder listed above)

By:
Name:
Title:
(Signature, name and title for individuals signing for entity)

Address:

Attention:
Facsimile:
E-mail:

Signature Page to Series C Preferred Stock Purchase Warrant

Warrant No.

EXHIBIT A

NOTICE OF EXERCISE

SERIES C PREFERRED STOCK PURCHASE WARRANT

(To be executed upon exercise of Warrant No.     )

The undersigned hereby irrevocably elects to exercise the right of purchase represented by Warrant No.      for, and to purchase thereunder, the securities of ASPEN AEROGELS, INC. as provided for therein, and (check the applicable box(es)):

☐	Tenders herewith payment of the Purchase Price in the form of cash or a certified or official bank check in same-day funds (or has initiated a wire) in the amount of $ for shares of Warrant Stock.

☐	Elects a Net Issue Exercise pursuant to Section 1.2 (or Section 1.3), and accordingly requests delivery of a net of shares of Warrant Stock, calculated in accordance with Section 1.2.

Such Notice is being provided in response to (if applicable):

☐	IPO Notice	☐	Acquisition Notice

Note: The above signature must correspond to the name as written upon the face of the Warrant in every particular, without alteration or any change whatsoever. If said number of Warrant Shares shall not be all of the Warrant Shares purchasable under the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares purchasable thereunder.

Notice of Exercise

EXHIBIT B

ASSIGNMENT

SERIES C PREFERRED STOCK PURCHASE WARRANT

(To be executed upon assignment of Warrant No.     )

For value received, the undersigned hereby sells, assigns and transfers unto                                 the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                 attorney, to transfer said Warrant on the books of ASPEN AEROGELS, INC. with respect to the number of shares of Warrant Stock set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Shares of Warrant Stock

And if said number of shares of Warrant Stock shall not be all the number of shares of Warrant Stock represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant.

Dated:

Signature:

Note: The signature to the foregoing Assignment must correspond to the name as written upon the face of the Warrant in every particular, without alteration or any change whatsoever.

Form of Assignment

ASPEN AEROGELS, INC.

AMENDMENT AND WAIVER NO. 1

TO

SERIES C PREFERRED STOCK PURCHASE WARRANTS

This Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants, dated March 28, 2013, and May 6, 2013 (this “Amendment”), is entered into as of August 7, 2013, by and between Aspen Aerogels, Inc., a Delaware corporation (the “Company”), and the parties listed on the signature pages hereto, constituting the holders of at least a two-thirds majority of the Warrants (as defined below) currently outstanding (the “Requisite Holders”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Warrants (as defined below).

WHEREAS, the Company issued certain Series C Preferred Stock Purchase Warrants, dated March 28, 2013, and May 6, 2013 (the “Warrants”), pursuant to that certain Note and Warrant Purchase Agreement, dated as of March 28, 2013, by and among the Company and the purchasers signature thereto (the “Agreement”), to purchase shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (the “Series C Preferred Stock”);

WHEREAS, the Company will engage in a 1-for-10 reverse stock split (the “Reverse Stock Split”), effective as of August 20, 2013, of each issued and outstanding share of the capital stock of the Company; and

WHEREAS, the Company and the Requisite Holders, individually and on behalf of all holders of Warrants issued pursuant to the Agreement (the “Holders”), wish to amend and waive certain rights under each of the Warrants in accordance with Sections 6.3 and 6.4, respectively, thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. Amendment.

(a) Section 1.6(b) of the Warrants is hereby amended to append the following sentence to such section:

“Notwithstanding the foregoing sentence, the Company shall issue one (1) whole share of Warrant Stock in lieu of payment by the Company for any fractional share otherwise issuable upon the exercise of this Warrant after giving effect to the one-for-ten (1-for-10) combination of the Underlying Stock effective as of August     , 2013, in accordance with Section 2.1 hereof.”

2. Waivers.

(a) The Holders hereby waive in all respects any rights under Section 1.6(b) of the Warrants to receive cash from the Company in lieu of fractional shares which would otherwise be issuable upon exercise of such warrants after giving effect to the Reverse Stock Split.

(b) The Holders hereby waive in all respects any rights to a certificate of adjustment from the Company regarding the effect of the Reverse Stock Split on such warrants as may be required under the provisions of Section 2.5 of the Warrants.

3. Except to the extent amended hereby, all of the terms, provisions and conditions of the Warrants are hereby ratified and confirmed and shall remain in full force and effect.

4. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under any Warrant, nor constitute an amendment of any provision of any Warrant, except as specifically set forth herein.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all which together shall constitute one and the same agreement. This Amendment may be executed by facsimile or by electronic or PDF file.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants as of the date first written above.

ASPEN AEROGELS, INC.

By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Chief Financial Officer

[Signature Page to Aspen Aerogels, Inc.

Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants as of the date first written above.

GKFF VENTURES I, LLC

By:	/s/ Robert Thomas
	Name:	Robert Thomas
	Title:	Manager

[Signature Page to Aspen Aerogels, Inc.

Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants as of the date first written above.

RESERVOIR CAPITAL PARTNERS, L.P.

By:	RCP GP, LLC
Its:	General Partner

By:	/s/ Craig A. Huff
	Name:	Craig A. Huff
	Title:	Co-Chief Executive Officer

RESERVOIR CAPITAL MASTER FUND, L.P.

By:	Reservoir Capital Group, LLC
Its:	General Partner

By:	/s/ Craig A. Huff
	Name:	Craig A. Huff
	Title:	Co-Chief Executive Officer

[Signature Page to Aspen Aerogels, Inc.

Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants as of the date first written above.

ARCAPITA VENTURES I LIMITED

By:	/s/ John Huntz
	Name:	John Huntz
	Title:	Executive Director

[Signature Page to Aspen Aerogels, Inc.

Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants as of the date first written above.

ROCKPORT CAPITAL PARTNERS, L.P.

By:	RockPort Capital, L.L.C.
Its:	General Partner

By:	/s/ Stoddard M. Wilson
	Name:	Stoddard M. Wilson
	Title:	Managing Member

ROCKPORT CAPITAL PARTNERS II, L.P.

By:	RockPort Capital II, L.L.C.
Its:	General Partner

By:	/s/ Stoddard M. Wilson
	Name:	Stoddard M. Wilson
	Title:	Managing Member

RP CO-INVESTMENT FUND I, L.P.

By:	RP Co-Investments Fund I, GP, LLC
Its:	General Partner

By:	/s/ Stoddard M. Wilson
	Name:	Stoddard M. Wilson
	Title:	Managing Member

ROCKPORT SII, LLC

By:	RockPort SGII, LLC
Its:	General Partner

By:	/s/ Stoddard M. Wilson
	Name:	Stoddard M. Wilson
	Title:	Managing Member

[Signature Page to Aspen Aerogels, Inc.

Amendment and Waiver No. 1 to Series C Preferred Stock Purchase Warrants]